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Block Drug Company, Inc.
October 7, 2000
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                                                                  EXHIBIT (e)(3)

PERSONAL AND CONFIDENTIAL
July 7, 2000
Smithkline Beecham Corporation
One Franklin Plaza
Philadelphia, PA 19102

Attention: Joe Harris

     In connection with your consideration of a possible transaction with Block Drug Company, Inc. (the "Company"), you have requested information concerning the Company. As a condition to your being furnished such information, you agree to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise) that is furnished to you by or on behalf of the Company, whether obtained in written form, oral form, in samples, or by observation (herein collectively referred to as the "Evaluation Material"), in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth. The term "Evaluation Material" does not include information that (i) is already in your possession, as evidenced by written records maintained in the ordinary course of business, provided that such information is not known by you to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by you or your directors, officers, employees, agents or advisors, or
(iii) becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by you to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party. Any communications with the Company in connection with a possible transaction should be directed solely to Goldman Sachs, and under no circumstances should you contact individual employees of the Company.

     You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between the Company and you, and that such information will be kept confidential by you and your advisors; provided, however, that (i) any of such information may be disclosed to your directors, officers and employees and representatives of your advisors who need to know such information for the purpose of evaluating any such possible transaction between the Company and you (it being understood that such directors, officers, employees and representatives shall be informed by you of the confidential nature of such information and shall be directed by you to treat such information confidentially), and (ii) any disclosure of such information may be made to which the Company consents in writing.

     In consideration of the confidential information being furnished to you, the potential buyer, you hereby agree that, for a period of two (2) years from the date hereof, neither you nor any of your affiliates will (i) directly or indirectly, solicit to employ any of the current officers or employees of the Company with whom you have had contact after the date of this Agreement or who was specifically identified to you during the period of your consideration of the transaction referred to in the first paragraph hereof, so long as they are employed by the Company or any of its subsidiaries, without obtaining the prior written consent of the Company, or (ii) directly or indirectly maintain contact (except for those contacts made in the ordinary course of business) with any officer, director, or employee of the Company, or any of the Company's subsidiaries, regarding its business, operations, prospects or finances with respect to the possible transaction between you and the Company except with the prior written consent of the Company. The term "solicit to employ" shall not be deemed to include general solicitations of employment not specifically directed towards employees of the Company.

     You hereby acknowledge that you are aware, and that you will advise such directors, officers, employees and representatives who are informed as to the matters which are the subject of this letter, that the United
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July 7, 2000
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States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     In addition, without the prior written consent of the Company, you will not, and will direct such directors, officers, employees and representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction between the Company and you or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

     You hereby acknowledge that the Evaluation Material is being furnished to you in consideration of your agreement that you will not propose to the Company or any other person any transaction between you and the Company and/or its security holders or involving any of its securities or security holders unless the Company shall have requested in writing that you make such a proposal, and that you will not acquire, or assist, advise or encourage any other persons in acquiring, directly or indirectly, control of the Company or any of the Company's securities, businesses or assets for a period of three (3) years from the date of this letter unless the Company shall have consented in advance in writing to such acquisition. You also agree that the Company shall be entitled to equitable relief, including injunction, in the event of any breach of the provisions of this paragraph and that you shall not oppose the granting of such relief.

     You understand and agree that the Company is free to conduct the process for any proposed transaction with you in its sole discretion and that any procedure relating to such proposed transaction may be changed at any time without prior notice to you. You further understand that no failure or delay by the Company in exercising any rights or powers under this Agreement will operate as a waiver of those rights or powers.

     Although the Company has endeavored to include in the Evaluation Material information known to it that it believes to be relevant for the purpose of your investigation, you understand that neither the Company nor any of its representatives or advisors have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor its representatives or advisors shall have any liability to you or any of your representatives or advisors resulting from the use of the Evaluation Material.

     In the event that you do not proceed with the transaction which is the subject of this letter within a reasonable time, you shall promptly redeliver to the Company all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by you or your advisors based on the information in the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

     You agree that unless and until a definitive agreement between the Company and you with respect to any transaction referred to in the first paragraph of this letter has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors or representatives thereof except, in the case of this letter, for the matters specifically agreed to herein. The agreement set forth in this paragraph may be modified or waived only by a separate writing by the Company and you expressly so modifying or waiving such agreement.
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July 7, 2000
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     You agree that this Agreement shall be interpreted under the federal and
New York laws and that by entering into this Agreement, you consent to jurisdiction and venue in New York County, New York, with respect to any actions arising out of this Agreement.

                                          Very truly yours,

                                          Block Drug Company, Inc.

                                          By: /s/ GOLDMAN, SACHS & CO.
                                            ------------------------------------
                                            Goldman, Sachs & Co.
                                            On behalf of Block Drug Company,
                                              Inc.

                                          Confirmed and Agreed to:

                                          Smithkline Beecham Corporation

                                          By: /s/ JOE HARRIS
                                            ------------------------------------

                                          Date: July 7, 2000
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